UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

ASTRONICS CORPORATION
 (Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way, East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 805-1599

                               Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

        On April 28, 2004, Astronics Corporation issued a news release announcing its financial results for the second quarter ended March 31, 2004. A copy of this news release is attached as Exhibit 99.1.

        The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONICS CORPORATION

Date: April 28, 2004	By:	/s/	Peter J. Gunderman
	Name:		Peter J. Gunderman
	Title:		President and Chief Executive Officer